Exhibit 11 under Form N-1A
                                          Exhibit 23 under Item 601/Reg SK


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Financial Highlights" and to the use of our report dated June 15, 1998, in Post-Effective Amendment Number 18 to the Registration Statement (Form N-1A No. 33-32755) and the related Prospectuses of Federated Government Trust (comprising respectively, Automated Government Cash Reserves, Automated Treasury Cash Reserves, and U.S. Treasury Cash Reserves) dated June 30, 1998.



By: /s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
June 24, 1998